EXHIBIT 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our reports incorporated by reference (and to all references to our firm) or made as part of this registration statement.

ARTHUR ANDERSEN LLP

Denver, Colorado

May 1, 2001